                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        ENVIRONMENTAL POWER CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         --Enter Company Name Here--
               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                        ENVIRONMENTAL POWER CORPORATION
                          500 Market Street, Suite 1E
                        Portsmouth, New Hampshire 03801

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

     The Annual Meeting of Stockholders of Environmental Power Corporation, a Delaware corporation (the "Company" or "EPC"), will be held on Monday, June 30, 1997 at 11:00 a.m. local time, at One Harbour Place, Portsmouth, New Hampshire, for the following purposes:

  1. To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified. The nominees the Board proposes to present for election are Joseph E. Cresci, Donald A. Livingston, Peter J. Blampied, Edward B. Koehler and Robert I. Weisberg.

  2. To consider and act upon a proposal to ratify the selection of the firm of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 1997.

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record on the books of the Company at the close of business on May 9, 1997 will be entitled to notice of and to vote at the meeting.

     Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

     All stockholders are cordially invited to attend the meeting.

                             By Order of the Board of Directors,


                             /s/ William D. Linehan
Portsmouth, New Hampshire    WILLIAM D. LINEHAN
May 12, 1997                 Secretary


--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.
--------------------------------------------------------------------------------

                        ENVIRONMENTAL POWER CORPORATION
                          500 Market Street, Suite 1E
                        Portsmouth, New Hampshire 03801

--------------------------------------------------------------------------------


                                PROXY STATEMENT
                                                                    May 12, 1997

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Environmental Power Corporation, a Delaware corporation (the "Company" or "EPC"), for use at the Annual Meeting of Stockholders to be held on Monday, June 30, 1997 at 11:00 a.m. local time, at One Harbour Place, Portsmouth, New Hampshire, and any adjournments thereof (the "Meeting").

     Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-date proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting. If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting. The persons named as attorneys-in-fact in the proxies are officers of the Company.

     Only stockholders of record as of the close of business on the record date of May 9, 1997 will be entitled to notice of and to vote at the Meeting and any adjournments thereof.

     As of April 30, 1997 there were 11,076,783 shares of Common Stock of the Company outstanding and entitled to vote. The shares of Common Stock are the only outstanding voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record. The presence of a majority of the outstanding shares of Common Stock represented in person or by proxy at the meeting will constitute a quorum. All matters to be voted on will be decided by the vote of a majority of those shares present or represented at the meeting and entitled to vote.

     All properly executed proxies returned in time to be cast at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated under "Election of Directors" below. Where a choice has been specified on the proxy with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

     The Board of Directors of the Company know of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

     This proxy statement and the form of proxy were first mailed to stockholders on or about the date hereof.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of April 30, 1997 the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, the number of shares owned by each of such persons and the percentage of the class represented thereby.

         NAME AND ADDRESS OF               AMOUNT AND NATURE OF       PERCENT
          BENEFICIAL OWNER               BENEFICIAL OWNERSHIP (1)    OF CLASS
-------------------------------------  ----------------------------  ---------

Joseph E. Cresci                          4,747,348 (2)(3)(4)           42.86%
c/o Environmental Power Corporation
500 Market Street, Suite 1-E
Portsmouth, New Hampshire 03801

Donald A. Livingston                      2,424,639                     21.89%
c/o Environmental Power Corporation
500 Market Street, Suite 1-E
Portsmouth, New Hampshire 03801

James F. Powers, as Trustee               1,000,000 (3)                  9.03%
Seven Essex Green Drive
Peabody, Massachusetts 01960

(1) Information with respect to beneficial ownership is based upon information furnished by such stockholders. Except as indicated in notes 2, 3 and 4 all shares are held beneficially and of record.

(2) Includes 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power; but does not include 20,000 shares owned by Mr. Cresci's wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership.

(3) Consists of 1,000,000 shares which Mr. Cresci, in his capacity as trustee of the Joseph E. Cresci Revocable Trust U/T/A dated April 3, 1996 (the "JEC Trust"), deposited into a voting trust (the "Voting Trust") on November 20, 1996 (evidenced by voting trust certificates held by The Cresci Family Limited Partnership (the "Family Partnership"), of which Mr. Cresci, in his capacity as trustee of the JEC Trust, is the general partner) and in which Mr. Powers has beneficial ownership in his capacity as trustee with sole voting power.

(4) Includes 1,000,000 shares held by the Voting Trust (See Note 3). Mr. Cresci, in his capacity as trustee of the JEC Trust, is the general partner of the Family Partnership which holds the voting trust certificates and has sole dispositive power.

                             ELECTION OF DIRECTORS

  The directors of the Company are elected annually and hold office for the ensuing year and until their successors have been elected and qualified. Joseph
E. Cresci, Donald A. Livingston, Peter J. Blampied, Edward B. Koehler and Robert
I. Weisberg have been nominated by management for election at the Meeting. All nominees are presently directors of the Company and were elected at the Annual Meeting of Stockholders held on June 3, 1996. The Company's by-laws presently state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is five. This number may be changed by resolution of the Board of Directors.

  No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person.

  The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1996. The Compensation Committee, which consists of Messrs. Blampied, Koehler and Weisberg, determines the compensation of the Company's Chief Executive Officer and Chief Operating Officer and met once in 1996. The Audit Committee, which consists of Messrs. Blampied, Koehler and Weisberg, oversees the accounting and financial functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors, and met once in 1996. The Executive Committee, which consists of Messrs. Cresci and Livingston, can act in place of the full Board of Directors to the extent permitted by law and did not meet in 1996. The Stock Option Committee, which consists of Messrs. Blampied, Koehler and Weisberg, administers the 1990 Stock Plan and did not meet in 1996. Each member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and any Committee on which he served.

The following table sets forth the positions presently held by each nominee with the Company, the number and percentage of outstanding securities of each class beneficially owned by each nominee, and by all directors and officers as a group, as of April 30, 1997.


      NOMINEE'S NAME          POSITIONS AND    AMOUNT & NATURE
      AND DATE FIRST           OFFICES WITH     OF BENEFICIAL    PERCENTAGE OF
     BECAME A DIRECTOR         THE COMPANY      OWNERSHIP (1)        CLASS
---------------------------  ----------------  ----------------  --------------

Joseph E. Cresci             Chairman, Chief      4,747,348 (2)          42.86%
1982                         Executive
                             Officer
                             and Director

Donald A. Livingston         President,           2,424,639              21.89%
1982                         Chief Operating
                             Officer
                             and Director

Peter J. Blampied            Director                90,300 (3)            .81%
1988

Edward B. Koehler            Director                40,000 (4)            .36%
1992

Robert I. Weisberg           Director                70,000 (5)            .63%
1994

All directors and officers as a group (6          7,372,287 (6)          65.52%
 persons)
---------------------------

(1) Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in notes 2, 3, 4, 5, and 6, all shares are held beneficially and of record.

(2) Includes 1,000,000 shares held by the Voting Trust (see "Principal Holders of Voting Securities") and 59,730 shares held in trust for the benefit of Mr. Cresci and his children, as to which Mr. Cresci has shared voting and investment power, but does not include 20,000 shares owned by Mr. Cresci's wife as to which shares he disclaims beneficial ownership.

(3) Includes 65,000 shares which Mr. Blampied has the right to acquire pursuant to stock options which are all currently exercisable.

(4) Consists of 40,000 shares which Mr. Koehler has the right to acquire pursuant to stock options which are all currently exercisable.

(5) Consists of 70,000 shares which Mr. Weisberg has the right to acquire pursuant to stock options which are all currently exercisable.

(6) Includes 175,000 shares which the directors as a group have the right to acquire pursuant to stock options which are all currently exercisable.

OCCUPATIONS OF DIRECTORS

  The following table sets forth the age and principal occupation of each of the nominees for director during the past five years. Except for Mr. Weisberg who is a trustee for Monterey Mutual Fund, 1299 Ocean Avenue, Suite 210, Santa Monica, California 90401, none of the nominees for director holds any other directorships in any company subject to the reporting requirements of the Securities Exchange Act of 1934 or in any company registered as an investment company under the Investment Company Act of 1940.


NAME                         AGE  PRINCIPAL OCCUPATION
----                         ---  --------------------

Joseph E. Cresci              54  Chairman and Chief Executive Officer of
                                  the Company (1982 to present)

Donald A. Livingston          54  President and Chief Operating Officer
                                  of the Company (1991 to present);

Peter J. Blampied             54  Director, Citizens Bank of Massachusetts (1996
                                  to present); Director, Citizens Financial
                                  Group, Inc. (1994 to present); Vice Chairman,
                                  Citizens Bank of Massachusetts (1993 - 1994
                                  Chairman, President and Chief Executive
                                  Officer, Boston Five Bancorp (1989 - 1993)

Edward B. Koehler, Esq.       43  Partner, Hunton & Williams, New York
                                  (1990 to present; Associate, 1982 - 1990)

Robert I. Weisberg            50  President and Chief Executive Officer Freemont
                                  Medical Financial Services (1996-1997);
                                  President and Chief Executive Officer Pro-Care
                                  Financial Group, Inc. (1994-present);
                                  President, Tower Financial Corporation (1993-
                                  1994); President, Fleet Credit Corporation and
                                  Executive Vice President, Fleet Bank (1985-
                                  1993)


                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each other executive officer earning in excess of $100,000 in salary and bonus in 1996 (the "Named Executives") for the three fiscal years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                               LONG-TERM
                             ANNUAL COMPENSATION              COMPENSATION
                             -------------------          ---------------------

NAME AND                                                   RESTRICTED
PRINCIPAL POSITION           YEAR   SALARY        BONUS   STOCK AWARDS  OPTIONS
------------------           ----   ------        -----   ------------  -------

Joseph E. Cresci             1996  $120,000           --            --      --
Chairman of the Board and    1995   250,000       $100,00           --      --
Chief Executive Officer      1994   250,000           --            --      --

Donald A. Livingston         1996   200,000           --            --      --
President and                1995   250,000       100,000           --      --
Chief Operating Officer      1994   250,000           --            --      --

Stock Options. There were no options granted during 1996 to the Named Executives. At December 31, 1996 there were no unexercised options held by the Named Executives.

COMPENSATION OF DIRECTORS

  Each director of the Company who is not an officer or employee of the Company receives $2,000 (plus expenses) for each scheduled meeting of the Board of Directors or non-coincident meeting of a board committee which he attends.

  During 1996, Messrs. Blampied, Koehler and Weisberg received option grants to purchase 10,000 shares each under the Company's Director Option Plan which are exercisable at per share prices of $.8125, $1.00 and $.9375, respectively, based on the market prices of the Common Stock on their respective anniversary dates of becoming Directors. During 1996, Messrs. Blampied, Koehler and Weisberg also received option grants to purchase 10,000 shares each outside the Company's Director Option Plan at $.6875 per share, the market price on the date of the grant.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Compensation Committee is now an officer or an employee of the Company or any of its subsidiaries or has been at any time an officer or employee of the Company or any of its subsidiaries.

  Edward B. Koehler, a member of the Compensation Committee, is a partner with Hunton & Williams, New York, a law firm which provided services to the Company in 1994, 1995 and 1996.

                      REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee (the "Committee") of the Board of Directors determines the Company's executive compensation policy and sets compensation for the Chief Executive Officer (the "CEO") and Chief Operating Officer (the "COO"). The Compensation Committee is comprised of Messrs. Blampied, Koehler and Weisberg.

  The Committee's policy is to offer the CEO and COO competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities and to motivate and reward such individuals on the basis of the Company's performance in an appropriate fashion in the long-term interests of the Company and its shareholders. Currently, executive compensation is comprised of salary and annual cash bonuses which may be awarded from time to
time.    In previous years, the Company offered its executive officers long-term incentive opportunities in the form of stock options under the Company's 1990 Stock Plan and Restricted Stock. Presently, there are no shares available for grant under the Company's 1990 Stock Plan and no additional shares reserved for restricted stock awards. However, in the future, the Board of Directors may consider whether it is in the best interest of the Company to establish another stock plan, reserve additional shares for restricted stock awards or establish other long-term incentive opportunities for executive officers.

  The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the CEO and COO. The Committee does not utilize any specific quantitative formula or targets in making compensation decisions. While the Committee considers corporate performance measures such as net income, earnings per share, return on assets and return on equity, the Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major projects and demonstrated leadership ability.

  Base salaries for the CEO and COO are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are generally reviewed periodically and adjusted as warranted to reflect individual officer performance. The Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution.

  In December 1996, the Compensation Committee decided to increase the annual base salary for the CEO, effective January 1, 1997, from $120,000 to $200,000. The salary increase was made based upon an anticipated increase in this officer's workload in light of recent developments with the Milesburg Project and ongoing discussions pertaining to the Sunnyside litigation.

  Compensation decisions regarding executive officers other than the CEO and COO are made by the CEO and COO.

  In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which prevents publicly held corporations from deducting compensation in excess of $1 million paid to CEO's and the four highest compensated officers unless the compensation is performance-based. The Company's compensation program currently is not of a level such that this limit would apply.

                             COMPENSATION COMMITTEE

          Peter J. Blampied   Edward B. Koehler    Robert I. Weisberg


                            STOCK PERFORMANCE GRAPH

  The following graph compares the Company's cumulative stockholder return on its Common Stock with the return on the NASDAQ Market Index and with the SIC Code 4911 (Electric Services) Index for the five year period ended December 31, 1996.


                             [GRAPH APPEARS HERE]

---------------------------------FISCAL YEAR ENDING-----------------------------
COMPANY                   1991     1992     1993     1994     1995     1996

ENVIRONMENTAL POWER CORP  100      533.05   533.05   533.05   404.23   1,510.15
INDUSTRY INDEX            100      107.46   121.62   107.42   142.06     146.85
BROAD MARKET              100      100.98   121.13   127.17   164.96     204.98


OTHER TRANSACTIONS

  In December 1985, the Company loaned $55,000 to Mr. Livingston. This loan bears interest at a bank's floating prime rate plus 1/2% and was due and payable on December 31, 1996. In 1996 the Company extended the due date of the loan to December 31, 1997. As of April 30, 1997, total principal and accrued and unpaid interest on this loan was approximately $110,000.

  During 1993 and 1995, Mssrs. Cresci and Livingston exercised options to purchase shares of the Company's Common Stock. As payment for the exercise price these stock options, the Company accepted promissory notes which are payable upon demand by the Company from Mssrs. Cresci and Livingston aggregating $332,875 and $428,281, respectively. Interest on these notes, which is payable monthly at the Applicable Federal Rate, amounted to $42,542 in the aggregate in 1996 and has been fully collected from the shareholders.

  On March 29, 1996, Bayard R. Kraft III resigned his position as Secretary, Treasurer and Chief Financial Officer of the Company. In March 1996, in connection with his resignation, the Company purchased 520,540 shares of common stock from Mr. Kraft for $287,876, representing all of Mr. Kraft's holdings in the Company. The Company's note receivable from Mr. Kraft in the amount of $72,876 was deducted from the purchase price. Upon Mr. Kraft's resignation, William D. Linehan was appointed the Secretary, Treasurer and Chief Financial Officer of the Company.

  In June 1996, for cash consideration to the Company of $3,500, Mr. Blampied exercised his option to purchase 25,000 shares of the Company's Common stock at $.14 per share.

  Edward B. Koehler is a partner with Hunton & Williams, New York, a law firm which provided services to the Company in 1994, 1995 and 1996.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

  To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that during 1996 all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Linehan filed a late Form 3 for the month of March, and Messrs. Blampied, Koehler and Weisberg each filed a late Form 4 for the month of April.

                     RATIFICATION OF SELECTION OF AUDITORS


  The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1997. The Board of Directors recommends a vote FOR the ratification of this selection.

  It is expected that a member of the firm of Deloitte & Touche LLP, the independent certified public accountants who reported on the Company's financial statements included in the 1996 Annual Report, will be available either by telephone or present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 1998 Annual Meeting of Stockholders of the Company must be received at the Company's principal executive offices not later than January 12, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals.


                                 OTHER BUSINESS

  The Board of Directors knows of no business that will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.


                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mail. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of a nominee. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

    PLEASE MARK VOTES
[X] AS IN THIS EXAMPLE

                        _______________________________
                        ENVIRONMENTAL POWER CORPORATION
                        _______________________________


RECORD DATE SHARES:



Please be sure to sign and date this Proxy.          Date________________

____________________________________    _____________________________________
       Stockholder sign here                       Co-owner sign here


1. To elect a Board of Directors to serve the ensuing year and until their respective successors have been duly elected and qualified.

          Joseph E. Cresci                       With-     For All
          Donald A. Livingston           For     hold      Except
          Peter J. Blampied              [_]     [_]         [_]
          Edward B. Koehler
          Robert I. Weisberg

   If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


2. To ratify the selection of the firm of Deloitte &
   Touche LLP as auditors for the Corporation for the fiscal year ending December 31, 1997.

                                         For       Against     Abstain
                                         [_]         [_]         [_]


3. To transact such other business as may properly come before the meeting or any adjournments thereof.


   Mark box at right if an address change or comment has been
   noted on the reverse side of this card.                       [_]



DETACH CARD                                                          DETACH CARD


                        ENVIRONMENTAL POWER CORPORATION

Dear Stockholder,


Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.


Your vote must be received prior to the Annual Meeting of Stockholders, June 30, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Environmental Power Corporation

                       ENVIRONMENTAL POWER CORPORATION

                         500 Market Street, Suite 1-E
                          Portsmouth, New Hampshire


The undersigned hereby appoints Joseph E. Cresci and William D. Linehan, and each of them, proxies, with full power of substitution, to vote all shares of stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Environmental Power Corporation to be held on Monday, June 30, 1997 at 11:00 a.m., at One Harbour Place, Portsmouth, New Hampshire, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 12, 1997.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE PROPOSAL IN ITEM 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 3.

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                     PLEASE VOTE, DATE AND SIGN ON REVERSE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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Please sign exactly as your name(s) appear(s) on the books of the Corporation.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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  HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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